Filed Pursuant to Rule 424(b)(3)

Registration No. 333-228432

PROSPECTUS

800,000 Shares

APOLLO MEDICAL HOLDINGS, INC.

Common Stock

This prospectus relates to the resale, from time to time, of up to 800,000 shares (the “Covered Shares”) of common stock, $0.001 par value per share (the “Common Stock”) of Apollo Medical Holdings, Inc. (“ApolloMed”), by the Selling Stockholder identified in this prospectus under the heading “Selling Stockholder” (the “Selling Stockholder”). The Selling Stockholder acquired the Covered Shares from ApolloMed pursuant to (i) that certain Investment Agreement, dated March 28, 2014 (the “Investment Agreement”), by and between ApolloMed and NNA of Nevada, Inc., a Nevada corporation and an affiliate of Fresenius Medical Care Holdings, Inc. (“NNA”), and (ii) that certain Second Amendment and Conversion Agreement, dated November 17, 2015 (the “Conversion Agreement”), by and among ApolloMed, NNA, Warren Hosseinion, M.D. and Adrian Vazquez, M.D., as more fully described in this prospectus under “Shares Covered by this Prospectus.” We are registering the offer and sale of the Covered Shares to satisfy registration rights that ApolloMed has granted to the Selling Stockholder pursuant to the terms of that certain Registration Rights Agreement, dated March 28, 2014 (the “Registration Rights Agreement”), by and between ApolloMed and NNA, as more fully described in this prospectus under “Shares Covered by this Prospectus.”

We are not offering any shares of the Common Stock under this prospectus or any accompanying prospectus supplement, and will not receive any proceeds from the sale or other disposition of the Covered Shares by the Selling Stockholder.

The Selling Stockholder (which term, as used herein includes donees, pledgees, assignees, transferees or other successors-in-interest selling any of the Covered Shares or interests therein received after the date of this prospectus as part of a gift, pledge or other permitted transfer) may from time to time sell, transfer or otherwise dispose of any or all of the Covered Shares or interests therein through public or private transactions (i) at fixed prices, (ii) at prevailing market prices at the time of sale or prices related thereto, and/or (iii) at varying prices determined at the time of sale or at negotiated prices. The timing and amount of any such sale is within the sole discretion of the Selling Stockholder. We are bearing all of the expenses in connection with the registration of the Covered Shares, but all selling and other expenses, including commissions and discounts, if any, attributable to the sale or disposition of the Shares will be borne the Selling Stockholder. See the “Plan of Distribution” section of this prospectus for more information about how the Selling Stockholder may sell the Covered Shares.

The Common Stock is listed on the Nasdaq Capital Market under the symbol “AMEH.” On November 14, 2018, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $18.77 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your own investment decision.

Investing in the Common Stock involves a high degree of risk. Before making any investment in the Common Stock, you should read and carefully consider the risks described in this prospectus under the heading “Risk Factors” beginning on page 7 of this prospectus and any other risk factors included in any accompanying prospectus supplement, including the risks described in the documents incorporated by reference in this prospectus or any prospectus supplement or amendment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Selling Stockholder is not making an offer of the Covered Shares in any jurisdiction where such offer is not permitted.

The date of this prospectus is November 30, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may from time to time offer to sell up to 800,000 shares of the Common Stock.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the Selling Stockholder. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later dated document modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.” We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus filed by us with the SEC. Neither we, our affiliates nor the Selling Stockholder have authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy our securities other than our securities described in this prospectus and any such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy our securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security registered under the registration statement of which this prospectus is a part. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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The Selling Stockholder is offering the Covered Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and any accompanying prospectus supplement and the sale of the Covered Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Covered Shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Covered Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context dictates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our,” and similar words are to Apollo Medical Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries and affiliated entities, as appropriate, including its consolidated variable interest entities. Trade names and trademarks of the Company referred to herein and their respective logos, are our property. This prospectus may contain additional trade names and/or trademarks of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names and/or trademarks, if any, to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

All dollar amounts are expressed in U.S. dollars unless otherwise noted.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference includes forward-looking statements within the meaning of Section 27A of the Securities Act, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For this purpose, any statements contained herein, other than statements of historical fact, may be forward-looking statements under the provisions of The Private Securities Litigation Reform Act of 1995, including any statements about our future performance, business, financial condition, strategic transactions (including mergers, acquisitions and management services agreements), sources of revenue, operating results, plans, objectives, expectations and intentions; any statements regarding future economic conditions; and any statements of belief or assumptions including underlying any of the foregoing. In this prospectus and the information incorporated herein by reference, words such as “anticipate,” “believe,” “estimate,” and variations of such words or similar expressions are used to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. These risks are described in greater detail in the section entitled “Risk Factors” of this prospectus. Many of these factors that will determine actual results are beyond our ability to control or predict. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, any forward-looking statements in this prospectus represent our views only as of the date of this prospectus and should not be relied upon as representing our views as of any subsequent date. We anticipate that subsequent events and developments will cause its views to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, except as may be required by law, whether as a result of new information, future events or otherwise. Our forward-looking statements generally do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

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Please refer to the section entitled “Risk Factors” of this prospectus, and any other risk factors set forth in any accompanying prospectus supplement and in any information incorporated by reference in this prospectus or any accompanying prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements, as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, specifically ApolloMed’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Definitive Proxy Statements on Schedule 14A and Current Reports on Form 8-K, including sections therein titled “Risk Factors” and “Note About Forward-Looking Statements,” respectively. See “Information Incorporated by Reference” of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that you should consider before making a decision to invest in our securities. We urge you to carefully read this entire prospectus and all applicable prospectus supplements, including the more detailed information regarding our Company, the securities being registered hereby, as well as our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves a high degree of risks. Therefore, carefully consider the risk factors set forth in ApolloMed’s most recent annual and quarterly filings with the SEC, as well as other information in this prospectus, all applicable prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We, together with our affiliated physician groups and consolidated entities, are a physician-centric integrated population health management company providing coordinated, outcomes-based medical care in a cost-effective manner and serving patients in California, the majority of whom are covered by private or public insurance provided through Medicare, Medicaid and health maintenance organizations (“HMOs”), with a small portion of our revenue coming from non-insured patients. We provide care coordination services to each major constituent of the healthcare delivery system, including patients, families, primary care physicians, specialists, acute care hospitals, alternative sites of inpatient care, physician groups and health plans. Our physician network consists of primary care physicians, specialist physicians and hospitalists. We operate primarily through Apollo Medical Holdings, Inc. and the following subsidiaries: Network Medical Management, Inc., Apollo Medical Management, Inc., APA ACO, Inc. and Apollo Care Connect, Inc., and their consolidated entities, including consolidated variable interest entities.

Led by a management team with over twenty years of experience, we have built a company and culture that is focused on physicians providing high-quality medical care, population health management and care coordination for patients. We believe that we are well-positioned to take advantage of the growing trends in the U.S. healthcare industry towards value-based and results-oriented healthcare focusing on the triple aim of patient satisfaction, high-quality care and cost efficiency. Through our next generation accountable care organization (“NGACO”) model and a network of independent practice associations (“IPAs”) with more than 4,000 contracted physicians, which physician groups have agreements with various health plans, hospitals and other HMOs, we are currently responsible for coordinating the care for over one million patients in California. These covered patients are comprised of managed care members whose health coverage is provided through their employers or who have acquired health coverage directly from a health plan or as a result of their eligibility for Medicaid or Medicare benefits. Our managed patients benefit from an integrated approach that places physicians at the center of patient care and utilizes sophisticated risk management techniques and clinical protocols to provide high-quality, cost effective care. To implement a patient-centered, physician-centric experience, we also have other integrated and synergistic operations, including (i) a management service organization that provides management and other services to our affiliated IPAs, (ii) outpatient clinics and (iii) hospitalists that coordinate the care of patients in hospitals.

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Our principal place of business is located at 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801. Our telephone number is (626) 282-0288. Our corporate website address is https://apollomed.net. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Offering

Common Stock Offered by the Selling Stockholder	800,000 shares

Nasdaq Capital Market Trading Symbol	AMEH

Risk Factors	See “Risk Factors” below and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before investing in our securities.

Use of Proceeds	We are registering the shares pursuant to registration rights granted to the Selling Stockholder. All of the shares of Common Stock being offered under this prospectus are being sold by the Selling Stockholder or future donees, pledgees, assignees, transferees or other successors in-interest. We are not offering any shares of the Common Stock and will not receive any proceeds from the sale or other disposition of the Covered Shares by the Selling Stockholder.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, with respect to any of our securities, you should carefully consider the information set forth in this prospectus and the specific risks discussed under the heading “Risk Factors” in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus, including ApolloMed’s most recent Annual Report on Form 10-K, as revised or supplemented by its subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

The risks included in this prospectus and the documents we have incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The occurrence of any of these risks could materially adversely affect our business, financial condition, results of operations and prospects. As a result, the value of our securities could decline and you could lose part or all of your investment therein. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operation. For more information, see the section entitled “Where You Can Find More Information” in this prospectus.

THE COMPANY

ApolloMed was incorporated in the State of Delaware on November 1, 1985 under the name McKinnely Investment, Inc. On November 5, 1986, McKinnely Investment, Inc. changed its name to Acculine Industries, Incorporated and the company thereafter changed its name to Siclone Industries, Incorporated on May 24, 1988. In 2008, Apollo Medical Management, Inc. (“AMM”) merged into a wholly-owned subsidiary of Siclone Industries, Incorporated, and the surviving entity simultaneously changed its name to Apollo Medical Holdings, Inc. ApolloMed was a shell company (as defined Rule 12b-2 of the Exchange Act) prior to the 2008 merger.

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An Agreement and Plan of Merger was entered into, as of December 21, 2016 (as subsequently amended on March 30, 2017 and on October 17, 2017), by and among ApolloMed, Apollo Acquisition Corp., a wholly-owned subsidiary of ApolloMed, Network Medical Management, Inc. (“NMM”), and Kenneth Sim, M.D. (in his capacity as the representative of the shareholders of NMM), pursuant to which ApolloMed effected a merger with NMM (the “Merger”). The Merger closed and became effective on December 8, 2017. As of the closing the Merger, NMM became a wholly-owned subsidiary of ApolloMed and the former NMM shareholders owned a majority of the issued and outstanding shares of Common Stock immediately following the Merger, the majority of the board of directors of the combined company was comprised of former NMM directors and directors nominated for election by NMM, and ApolloMed’s fiscal year end was changed from March 31 to December 31 to correspond with NMM’s fiscal year end prior to the Merger. For accounting purposes, the Merger is treated as a “reverse acquisition,” and NMM is considered the accounting acquirer and ApolloMed is the accounting acquiree.

The combined Company, following the Merger, together with its affiliated physician groups and consolidated entities, is a physician-centric integrated population health management company providing coordinated, outcomes-based medical care in a cost-effective manner and serving patients in California, the majority of whom are covered by private or public insurance provided through Medicare, Medicaid and HMOs. A small portion of the Company’s revenue is generated from non-insured patients. The Company provides care coordination services to each major constituent of the healthcare delivery system, including patients, families, primary care physicians, specialists, acute care hospitals, alternative sites of inpatient care, physician groups and health plans. The Company’s physician network consists of primary care physicians, specialist physicians and hospitalists. The Company operates primarily through the following wholly-owned subsidiaries of ApolloMed: NMM, AMM, APA ACO, Inc. (“APAACO”) and Apollo Care Connect, Inc. (“Apollo Care Connect”), and their consolidated entities.

NMM was formed in 1994 as a management service organization for the purposes of providing management services to medical companies and IPAs. The management services include primarily billing, collection, accounting, administrative, quality assurance, marketing, compliance and education.

In accordance with relevant accounting guidance, Allied Physicians of California IPA, a Professional Medical Corporation d.b.a. Allied Pacific of California IPA (“APC”) has been determined to be a variable interest entity (“VIE”) of, and therefore is consolidated by, NMM and ApolloMed as it was determined that NMM is the primary beneficiary of APC and has the ability to direct the activities (excluding clinical decisions) that most significantly affect APC’s economic performance through NMM’s majority representation on APC’s Joint Planning Board and NMM’s amended and restated management and administrative services agreement with APC that was entered into on July 1, 1999 for an initial term of 30 years. ApolloMed and its subsidiaries do not have any ownership interest in APC, and as of September 30, 2018, APC has a 4.85% ownership interest in ApolloMed. APC was formed in 1992 for the purpose of arranging health care services as an IPA. APC arranges for the delivery of health care services for various HMOs or licensed health care service plans, which in return pay fixed fees to APC, by contracting with physicians or professional medical corporations for primary care and specialty care services. Subject to contractual stop-loss provisions, APC assumes the financial risk of the cost of delivering health care services in excess of the fixed amounts received (while some of the risk is transferred to APC’s contractors). As of September 30, 2018, APC holds a 43.43% ownership interest in Concourse Diagnostic Surgery Center, LLC (“CDSC”), an ambulatory surgery center. CDSC is consolidated as a VIE by APC as it was determined that APC has a controlling financial interest in CDSC and is the primary beneficiary of CDSC. APC also holds a 40% ownership interest in Pacific Ambulatory Surgery Center, LLC, a multi-specialty outpatient surgery center. Universal Care Acquisition Partners, LLC, a 100% owned subsidiary of APC, was formed in 2014 to hold an investment in Universal Care, Inc. APC-LSMA was formed in 2012 as a designated shareholder professional corporation, and Thomas Lam, M.D., a shareholder, Chief Executive and Financial Officer of APC and Co-CEO of ApolloMed, is a nominee shareholder of APC-LSMA on behalf of APC. Because APC makes all the investment decisions on behalf of APC-LSMA, funds these investments, receives all the distributions from the investments, and has the obligation to absorb losses or rights to receive benefits from all the investments made by APC-LSMA, APC-LSMA has been determined to be a VIE of APC and is consolidated by APC as the primary beneficiary. The only activity of APC-LSMA is to act as the nominee shareholder for APC and hold the investments in other professional medical corporations, including AHMC International Cancer Center (“ICC”), Pacific Medical Imaging and Oncology Center, Inc., Diagnostic Medical Group and the IPA line of business of LaSalle Medical Associates. In conjunction with the Merger, ApolloMed sold to APC-LSMA all the issued and outstanding shares of capital stock of Maverick Medical Group, Inc., which has historically been included in the consolidated financial statements filed by ApolloMed. ICC was formed in 2010 and has entered into agreements with HMOs, IPAs, medical groups and other purchasers of medical services for the arrangement of services to subscribers or enrollees. Effective in 2017, APC-LSMA acquired 40% of the issued and outstanding capital stock of ICC for $400,000. ICC has been determined to be a VIE of APC and is consolidated by APC as it was determined that APC is the primary beneficiary of ICC through its obligation to absorb losses and right to receive benefits that could potentially be significant to ICC.

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AMM was formed in 2006 as a medical management company focused on managing the provision of hospital-based medicine through its affiliated medical groups, including ApolloMed Hospitalists (“AMH”) and Southern California Heart Centers (“SCHC”). AMH provides hospitalist, intensivist and physician advisor services. SCHC is a specialty clinic that focuses on cardiac care and diagnostic testing.

APAACO began participating in the next generation accountable care organization model (“NGACO Model”) of the Centers for Medicare & Medicaid Services (“CMS”) in January 2017. The NGACO Model is a new CMS program that allows provider groups to assume higher levels of financial risk and potentially achieve a higher reward from participating in this new attribution-based risk sharing model. In addition to APAACO, NMM and AMM operated three accountable care organizations (“ACOs”) that participated in the CMS’ Medicare Shared Savings Program. Performance-based revenues from CMS are uncertain and are contingent on various factors, including achievement of the minimum savings rate for the relevant period. If such amounts are payable by CMS, they will be paid on an annual basis significantly after the time earned. As the Company is transitioning to the NGACO Model, patients and physicians with the three ACOs have substantially been transferred to APAACO.

Apollo Care Connect provides a cloud and mobile-based population health management platform that includes digital care plans, a case management module, connectivity with multiple healthcare tracking devices and the ability to integrate with multiple electronic health records to capture clinical data.

ApolloMed also owns Apollo Palliative Services, LLC, which in turn owns two palliative care service companies, Best Choice Hospice Care, LLC and Holistic Care Home Health Agency, Inc.

Assets recognized in ApolloMed’s financial statements as a result of consolidating VIEs for accounting purposes do not represent additional assets that could be used to satisfy claims against its general assets. Conversely, liabilities recognized as a result of consolidating VIEs for accounting purposes do not represent additional claims on ApolloMed’s general assets; rather, they represent claims against the specific assets of the VIE. ApolloMed evaluates its relationships with its VIEs on an ongoing basis to ensure that it (including the applicable subsidiary) continues to be the primary beneficiary.

DESCRIPTION OF THE COMMON STOCK

The following is a summary description of the Common Stock, which does not purport to be complete and is summarized from, and is qualified in its entirety by reference to, ApolloMed’s Restated Certificate of Incorporation Restated Bylaws, Certificate of Designation and Amended and Restated Certificate of Designation, to which you should refer and copies of which are incorporated herein by reference as Exhibits 3.1 - 3.4, 3.5 - 3.7, 4.1 and 4.2, respectively, and to the registration statement on Form S-3 of which this prospectus forms a part. The summary below is also qualified by provisions of applicable law, including the Delaware General Corporation Law, and ApolloMed’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, Registration Statement on Form S-4 filed on August 11, 2017, the Amendments No.1, No.2 and No.3 thereto on Form S-4/A filed on October 30, 2017, November 9, 2017 and November 9, 2017, respectively, Rule 424(b)(3) prospectus filed on November 15, 2017, as well as ApolloMed’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2018.

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The holders of the Common Stock are entitled to one vote per share on matters on which ApolloMed’s stockholders vote. Pursuant to ApolloMed’s Restated Bylaws, the presence of holders of a majority of all the shares of ApolloMed stock entitled to vote at the meeting is necessary to constitute a quorum, unless or except to the extent that the presence of a larger number may be required by law. Stockholders present in person or by proxy will be counted for purposes of determining whether a quorum is present. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors. An election of directors by ApolloMed’s stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. There are no cumulative voting rights. Pursuant to ApolloMed’s Restated Bylaws, any action which may be taken at a meeting of the stockholders may be taken by written consent without a meeting if taken in conformance with the Delaware General Corporation Law. Subject to any preferential dividend rights of any outstanding shares of ApolloMed’s preferred stock, holders of the Common Stock are entitled to receive dividends, if declared by ApolloMed’s board of directors, out of legally available funds. If ApolloMed liquidates or dissolves, holders of the Common Stock are entitled to share ratably in its assets once its debts and any liquidation preference owed to any of ApolloMed’s then-outstanding preferred stockholders are paid. ApolloMed’s Restated Certificate of Incorporation does not provide the Common Stock with any redemption, conversion or preemptive rights. The rights, preferences and privileges of holders of the Common Stock are subject to and may be adversely affected by the rights of the holders of any series of ApolloMed’s then-outstanding preferred stock.

NMM currently owns all the shares of ApolloMed Series A preferred stock (1,111,111 shares) and Series B preferred stock (555,555 shares), which were acquired by NMM prior to the Merger. As NMM is a wholly-owned subsidiary of ApolloMed, pursuant to the Delaware General Corporation Law, such shares held by NMM shall neither be entitled to vote, nor be counted for quorum purposes, with respect to ApolloMed’s stockholder actions.

The Series A preferred stock and the Series B preferred stock of ApolloMed have a liquidation preference in the amount of $9.00 per share plus any declared and unpaid dividends and are convertible into the Common Stock, at the option of the holder thereof, at any time after issuance at an initial conversion rate of one-for-one, subject to adjustment in the event of stock dividends, stock splits and certain other similar transactions.

ApolloMed is subject to Section 203 of the Delaware General Corporation Law, which makes the acquisition of ApolloMed and the removal of its incumbent officers and directors more difficult for potential acquirers by prohibiting stockholders holding 15% or more of its outstanding voting stock from acquiring it without the consent of its board of directors for at least three years from the date they first hold 15% or more of the voting stock. These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in ApolloMed’s control or management, including transactions in which ApolloMed’s stockholders might otherwise receive a premium for their shares over then current market prices. These provisions may also limit the ability of ApolloMed’s stockholders to approve transactions that they may deem to be in their best interests.

ApolloMed’s Restated Certificate of Incorporation and Restated Bylaws contain additional provisions, such as the authorization for its board of directors to issue one or more classes of preferred stock and determine the rights, preferences and privileges of the preferred stock, which could cause substantial dilution to a person or group that attempts to acquire ApolloMed on terms not approved by the board, and the ownership requirement for ApolloMed’s stockholders to call special meetings, that could deter, discourage or make it more difficult for a change in control of ApolloMed or for a third party to acquire ApolloMed, even if such a change in control could be deemed in the interest of ApolloMed’s stockholders or if such an acquisition would provide ApolloMed’s stockholders with a substantial premium for their shares over the market price of ApolloMed’s common stock.

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These provisions could discourage a potential acquirer from acquiring ApolloMed or otherwise attempting to obtain its control and increase the likelihood that its incumbent directors and officers will retain their positions.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Pacific Stock Transfer Company.

Stock Exchange Listing and Trading

The Common Stock is listed for quotation on the Nasdaq Capital Market, under the symbol “AMEH.” The price at which the Common Stock trades has been volatile, may be affected by a variety of factors (including the trading volume, our results of operations, the announcement and consummation of certain transactions, our ability or inability to raise capital and the terms thereof), and could fluctuate significantly. As a majority of the issued and outstanding shares of the Common Stock are, unless waived by us, subject to extensive lock-up requirements following the Merger, the Common Stock may continue to be thinly traded and its market price may remain volatile. Purchasers of the Common Stock, therefore, may not be able to sell their shares thereof at a profit and might incur losses.

USE OF PROCEEDS

The shares of the Common Stock being offered by this prospectus are solely for the account of the Selling Stockholder. We are not selling any shares of the Common Stock under this prospectus, and will not receive any proceeds from the sale of Covered Shares by the Selling Stockholder pursuant to this prospectus or any accompanying prospectus supplement. The Selling Stockholder will sell the Covered Shares in accordance with the “Plan of Distribution” section of this prospectus. The Selling Stockholder will receive all of the net proceeds from the sale of any Covered Shares offered by it under this prospectus. We have agreed to pay all costs, expenses and fees relating to registering the Covered Shares referenced in this prospectus. The Selling Stockholder will pay any fees, discounts, concessions or commissions of broker-dealers or agents, any applicable transfer taxes and any other expenses incurred in connection with the sale or other disposition by it of the shares covered hereby.

SHARES COVERED BY THIS PROSPECTUS

On March 28, 2014, NNA, an affiliate of Fresenius Medical Care Holdings, Inc., made an equity and debt investment in ApolloMed, that included $2.0 million in shares of Common Stock issued at $1.00 per share, $7.0 million in the form of a term loan, $1.0 million in the form of a revolving line of credit (which was drawn at a later date), $2.0 million in the form of a convertible note (which was drawn at a later date), and warrants issued for 5,000,000 shares of Common Stock. ApolloMed entered into an Investment Agreement with NNA, dated March 28, 2014 (the “Investment Agreement”), pursuant to which ApolloMed sold NNA 2,000,000 shares of Common Stock (the “Purchased Shares”) at a purchase price of $1.00 per share, and entered into a Credit Agreement with NNA (the “Credit Agreement”) providing for a $1.0 million secured revolving credit facility and a $7.0 million secured term loan (collectively, the “Loans”). In connection with the Purchased Shares, ApolloMed issued NNA a Common Stock Purchase Warrant, pursuant to which NNA had the right to purchase up to 1,000,000 shares of Common Stock at an initial exercise price of $1.00 per share, subject to adjustment as provided therein (the “1,000,000 Investment Agreement Warrants”). In connection with the Loans, ApolloMed issued NNA (i) a Common Stock Purchase Warrant, pursuant to which NNA had the right to purchase up to 1,000,000 shares of Common Stock at an initial exercise price of $1.00 per share, subject to adjustment as provided therein (the “1,000,000 Credit Agreement Warrants”) and (ii) a Common Stock Purchase Warrant, pursuant to which NNA had the right to purchase up to 2,000,000 shares of Common Stock at an initial exercise price of $2.00 per share, subject to adjustment as provided therein (the “2,000,000 Credit Agreement Warrants”). In addition, ApolloMed issued NNA a $2,000,000 convertible note, dated March 28, 2014 (the “Convertible Note”). In connection with the Convertible Note, ApolloMed issued NNA a Common Stock Purchase Warrant, pursuant to which NNA had the right to purchase up to 1,000,000 shares of Common Stock at an initial exercise price of $1.00 per share, subject to adjustment as provided therein (the “1,000,000 Convertible Note Warrants,” and together with the 1,000,000 Investment Agreement Warrants, the 1,000,000 Credit Agreement Warrants and the 2,000,000 Credit Agreement Warrants, the “Warrants”). On April 24, 2015, ApolloMed effected a one-for-ten reverse stock split of the Common Stock (the “Reverse Stock Split”), pursuant to which every ten issued and outstanding shares of Common Stock were automatically combined into one issued and outstanding share of Common Stock. As a result of the one-for-ten Reverse Stock Split, NNA’s Purchased Shares of 2,000,000 were combined into 200,000 shares of Common Stock, and NNA’s Warrants originally for purchasing 3,000,000 shares of Common Stock at an exercise price of $1.00 per share and 2,000,000 shares of Common Stock at an exercise price of $2.00 per share were adjusted pursuant to their terms, giving NNA the right to purchase 300,000 shares of Common Stock at an exercise price of $10 per share and 200,000 shares of Common Stock at an exercise price of $20 per share.

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On October 15, 2015, ApolloMed repaid the entire outstanding Loans consisting of principal plus accrued interest. On November 17, 2015, ApolloMed and NNA entered into a Second Amendment and Conversion Agreement (the ‘‘Conversion Agreement’’), pursuant to which ApolloMed (i) issued 275,000 shares of Common Stock and paid accrued and unpaid interest to NNA, in full satisfaction of NNA’s conversion and other rights under the Convertible Note, and (ii) issued a total of 325,000 shares of Common Stock to NNA in exchange for all of the Warrants held by NNA. As a result, NNA received an aggregate of 600,000 shares of Common Stock in 2015 in addition to the 200,000 shares of Common Stock that it purchased in 2014 (after giving effect to the one-for-ten Reverse Stock Split).

ApolloMed and NNA also entered into the Registration Rights Agreement dated March 28, 2014, which agreement had been amended several times, whereby ApolloMed is required to prepare and file with the SEC a registration statement covering the sale of NNA’s 800,000 shares of Common Stock by November 30, 2018. Pursuant to the Registration Rights Agreement, ApolloMed agrees to use commercially reasonable efforts to (A) maintain the effectiveness of the registration statement of which this prospectus is a part until the earlier of (i) such time as all of the Covered Shares have been publicly sold or (ii) the date that all of the Covered Shares may be sold without volume or manner of sale restrictions under Rule 144 and without the requirement for ApolloMed to be in compliance with the current public information requirements under Rule 144, and (B) avoid the issuance of, or, if issued, obtain the withdrawal of, any order suspending the effectiveness, qualification or exemption from qualification of the registration statement. ApolloMed also agrees to notify the Selling Stockholder, accompanied by an instruction to suspend the use of this prospectus until the requisite changes are made, in enumerated situations where the effectiveness, qualification or exemption from qualification of the registration statement may be affected.

SELLING STOCKHOLDER

We are registering the offer and sale of the Covered Shares to satisfy registration rights we have granted to the Selling Stockholder named below pursuant to the terms of the Registration Rights Agreement, as more fully described in this prospectus under “Shares Covered by this Prospectus.” Up to 800,000 shares of the Common Stock are being offered pursuant to this prospectus, all of which are being offered for resale for the account of the Selling Stockholder who may from time to time offer and sell pursuant to this prospectus any or all of the Covered Shares.

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The table below presents information regarding (i) the name of, and other information with respect to, the Selling Stockholder, (ii) the number and percentage of the Common Stock beneficially owned by it prior to the offering, (iii) the Common Stock that it may sell or otherwise dispose of from time to time under this prospectus, and (iv) the number and percentage of the Common Stock that the Selling Stockholder will own (assuming all of the shares of the Common Stock covered by this prospectus are sold by the Selling Stockholder). The information in the table below is based on 34,084,641 shares of the Common Stock issued and outstanding as of November 5, 2018, 2018. This number includes the 800,000 shares of the Common Stock that the Selling Stockholder is offering pursuant to this prospectus, as supplied to us by the Selling Stockholder as of November 14, 2018. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities (including any securities that grant the Selling Stockholder the right to acquire shares of the Common Stock within 60 days).

Other than as referred to herein and in documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, the Selling Stockholder has not within the past three years had any position, office or other material relationship with ApolloMed or any of its subsidiaries other than as a holder of the Common Stock. Mr. Mark Fawcett has been a member of ApolloMed’s board of directors (the “Board”) since January 2016. Since 2002, Mr. Fawcett has served as Senior Vice President and Treasurer of Fresenius Medical Care Holdings, Inc. (“FMCH”) and its subsidiaries. Pursuant to the Investment Agreement, dated March 28, 2014, between ApolloMed and NNA, an affiliate of FMCH, as long as NNA maintains an agreed ownership interest level in ApolloMed, NNA may nominate one representative to the Board. Mr. Fawcett has served as NNA’s representative on the Board. Mr. Fawcett is not separately compensated by NNA or FMCH for his services to us as a member of the Board.

Because the Selling Stockholder identified in the table may sell, transfer or otherwise dispose of all, some or none of the Covered Shares (see the “Plan Of Distribution” section of this prospectus), and because there are currently no agreements, arrangements or understandings between us and the Selling Stockholder with respect to the sale of any of the Covered Shares, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the Selling Stockholder, or the amount or percentage of shares of the Common Stock that will be held by the Selling Stockholder upon termination of any particular offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, any such Covered Shares in transactions exempt from the registration requirements of the Securities Act after the date on which the Selling Stockholder supplied us with information used in preparation of the table below. We have, therefore, assumed for the purposes of the following table, that all of the Common Stock covered by this prospectus will be sold by the Selling Stockholder. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the Selling Stockholder and the number of shares of the Common Stock registered on its behalf.

Except as otherwise indicated, we believe that the Selling Stockholder has sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by it. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

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	Prior to the Offering			After the Offering
Selling Stockholder(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
NNA of Nevada, Inc.(2)(3)	800,000	2.3%	800,000	—	—

(1)	Additional information concerning the named Selling Stockholder or future assignees, transferees, pledgees, donees or other successors in-interest may be set forth in prospectus supplements to this prospectus. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in this prospectus.
(2)	The address for this entity is 920 Winter Street, Waltham, Massachusetts 02451.
(3)	NNA is an indirect, wholly-owned subsidiary of Fresenius Medical Care Holdings, Inc. (“FMCH”). FMCH is an indirect, wholly-owned subsidiary of Fresenius Medical Care AG & Co. KGaA (“FMC AG & Co. KGaA”). FMC AG & Co. KGaA is a German partnership limited by shares. FMC AG & Co. KGaA has been informed that as of September 30, 2018, Fresenius SE & Co. KGaA (“Fresenius SE”) owned approximately 30.7%, of FMC AG & Co. KGaA’s outstanding shares. Fresenius SE is also the owner of all of the outstanding share capital of Fresenius Medical Care Management AG (“Management AG”), the general partner of FMC AG & Co. KGaA and, accordingly, has the sole power to elect the Supervisory Board of Management AG. The Supervisory Board of Management AG has the sole power to appoint the Management Board of Management AG. Management AG represented by its Management Board, which acts on its own responsibility, manages FMC AG & Co. KGaA and conducts the business of FMC AG & Co. KGaA. Through its ownership of the general partner of FMC AG & Co. KGaA, Fresenius SE has de facto management control of FMC AG & Co. KGaA. Based on the most recent notification to Fresenius SE, Fresenius SE has been informed that the Else Kröner-Fresenius-Stiftung (the “Foundation”) owns approximately 26% of Fresenius SE’s shares. The Foundation is also the sole shareholder of Fresenius Management SE (“FSE Management”), the general partner of Fresenius SE, and has sole power to elect the Supervisory Board of FSE Management, which appoints the Management Board of FSE Management. FSE Management, represented by its Management Board, manages Fresenius SE at its own responsibility and conducts the business of Fresenius SE. The steering committee (Lenkungsausschuss) of the foundation council (Stiftungsrat) of the Foundation exercises, through the Foundation, voting and dispositive power over the Fresenius SE shares held by the Foundation. The steering committee (Lenkungsausschuss) also exercises voting and dispositive power over the shares of FSE Management held by the Foundation. The persons presently serving as members of the steering committee (Lenkungsausschuss) of the foundation council (Stiftungsrat) of the Foundation are Dr. Dieter Schenk, Dr. Karl Schneider and Mr. Winfried Baranowski. Dr. Schneider and Dr. Schenk are each members (and Dr. Schenk the deputy chairman) of the Supervisory Board of FSE Management. Dr. Schenk is also chairman of the Supervisory Board of FMC AG & Co. KGaA and vice chairman of the Supervisory Board of Management AG. Dr. Schenk, Dr. Schneider and Mr. Baranowski are each members (and Dr. Schenk the chairman and Dr. Schneider the vice chairman) of the foundation council (Stiftungsrat) of the Foundation. Under the beneficial ownership rules of the SEC, because they hold dispositive power over the Fresenius SE shares and the FSE Management shares held directly by the Foundation, the members of the steering committee (Lenkungsausschuss) of the foundation council (Stiftungsrat) of the Foundation may be deemed to beneficially own the Fresenius SE shares and FSE Management shares held by the Foundation. The foregoing information is based on and subject to the qualifications set forth in a Schedule 13/D filed by NNA on November 23, 2016 and additional information furnished by NNA.

 PLAN OF DISTRIBUTION

We are registering the Covered Shares to permit the offer and sale of these shares by the Selling Stockholder from time to time from after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the Covered Shares. We will bear all fees and expenses incident to our obligation to register such shares. The Selling Stockholder may, from time to time, transfer or otherwise dispose of all, some or none of the shares of the Common Stock beneficially owned by it and offered hereby. The sales may be made on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are listed or quoted at the time of sale or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at prices related to prevailing market prices, at varying prices determined at the time of sale, or privately negotiated prices. The Selling Stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale and may use one or more of, or a combination of methods, including without limitation, the following methods:

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•	one or more block trades in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	purchases by underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Stockholder and/or from the purchasers for whom they may act as agent;

•	the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may sell all or a portion of the Covered Shares in open market transactions in reliance upon Rule 144 under, or Section 4(a)(1) of, the Securities Act, if it meets the criteria and conforms to the requirements of such provisions, rather than under this prospectus.

The Selling Stockholder may effect such transactions by selling the shares to or through broker-dealers.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1. The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. A person who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In connection with sales of the Covered Shares, the Selling Stockholder may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the Common Stock, short and deliver the Covered Shares to close out such short positions, or loan or pledge the Covered Shares to broker-dealers that may in turn sell such Covered Shares. The Selling Stockholder may also sell shares short and deliver these securities to close out its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholder may pledge or grant a security interest in all or a portion of the Covered Shares that it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Covered Shares from time to time pursuant to this prospectus. The Selling Stockholder also may transfer the shares of the Common Stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The Selling Stockholder may distribute shares to its partners, shareholders or other owners in normal course, who may in turn sell the shares in the manner listed above.

The Selling Stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Covered Shares. Upon us being notified in writing by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of any Covered Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed by us, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

We are required to pay all fees and expenses incident to the registration of the Covered Shares in accordance with the Registration Rights Agreement. The Selling Stockholder will pay all underwriting fees and discounts and selling commissions, if any and any related legal expenses incurred by it. We have agreed to indemnify or provide contribution to the Selling Stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement. The Selling Stockholder has agreed to indemnify us or provide contribution against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder or certain of its affiliates specifically for use in this prospectus, in accordance with the Registration Rights Agreement.

The Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder, unless an exemption therefrom is available. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus at or prior to the time of any sale (including by compliance with Rule 172). Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the Selling Stockholder or any other person. Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the Covered Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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There can be no assurance that the Selling Stockholder will sell any or all of the Covered Shares. Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradeable in the hands of persons other than ApolloMed’s affiliates. To the extent required, the shares of the Common Stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement, a post-effective amendment or otherwise.

LEGAL MATTERS

The validity of the issuance of the shares of the Common Stock offered by this prospectus has been passed upon for us by Shartsis Friese LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2017 and 2016 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may access the registration statement of which this prospectus forms a part by visiting http://www.sec.gov.

We also maintain a website at https://apollomed.net, through which you can access ApolloMed’s SEC filings free of charge. The information set forth on our website is not part of this prospectus. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allows us to “incorporate by reference” into this prospectus information that we have filed with the SEC under the Commission File No. 000-25809. This means we can disclose important information to you without actually including the specific information in this prospectus by referring you to SEC filings that contain that information. The information incorporated by reference is considered to be a part of this prospectus, provided that it will be automatically updated and superseded by information that we file later with the SEC. This prospectus incorporates by reference the documents listed below:

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•	ApolloMed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that was filed with the SEC on April 2, 2018;

•	the portions of ApolloMed’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2018 that are deemed “filed” with the SEC under the Exchange Act;

•	ApolloMed’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively, that were filed with the SEC on May 10, 2018, August 9, 2018 and November 14, 2018, respectively;

•	ApolloMed’s Current Reports on Form 8-K that were filed with the SEC on March 20, 2018, April 25, 2018, June 6, 2018, June 21, 2018, June 26, 2018, November 9, 2018 and November 19, 2018, respectively, and ApolloMed’s Amendment No. 1 to Current Report on Form 8-K/A that was filed with the SEC on February 23, 2018;

•	the description of the Common Stock incorporated by reference in ApolloMed’s Registration Statement on Form 8-A that was filed with the SEC on December 7, 2017, including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by ApolloMed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

1668 S. Garfield Avenue, 2nd Floor

Alhambra, California 91801

Attention: Investor Relations

Telephone: (626) 282-0288

You may also access these documents on our website, https://apollomed.net. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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